UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2022

DOLLAR GENERAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 MISSION RIDGE GOODLETTSVILLE, TN	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.875 per share	DG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 6, 2022, Todd Vasos informed Dollar General Corporation (the “Company”) of his decision to step down from his position as Chief Executive Officer of the Company effective November 1, 2022. To assist in the transition of leadership, Mr. Vasos is expected to serve in a senior advisory position with the Company beginning November 1, 2022, and continuing through April 1, 2023, at which time he will retire from employment with the Company. The Company anticipates that it will enter into a 2-year consulting agreement with Mr. Vasos following his retirement from the Company. Mr. Vasos is expected to continue to serve as a member of the Company’s Board of Directors (the “Board”), including following his retirement from the Company.

On July 8, 2022, the Board approved the promotion of Jeffery Owen, 52, to Chief Executive Officer of the Company effective immediately following Mr. Vasos’ resignation from the Chief Executive Officer role. Mr. Owen has served as the Company’s Chief Operating Officer since August 2019. He returned to Dollar General in June 2015 as Executive Vice President of Store Operations, with over 21 years of previous employment experience with the Company, including Senior Vice President, Store Operations (August 2011-July 2014); Vice President, Division Manager (March 2007-July 2011); Retail Division Manager (November 2006-March 2007); and various other operations roles of increasing importance and responsibility. He began his employment at Dollar General in 1992. Mr. Owen has also served as a director of Kirkland’s, Inc. since March 2015. The Board anticipates that it will elect Mr. Owen to serve as a member of the Board for a term beginning on the date on which he assumes the position of Chief Executive Officer.

On July 8, 2022, in connection with the approval of Mr. Owen’s promotion, the Compensation Committee of the Board approved, in each case effective upon the date on which Mr. Owen assumes the position of Chief Executive Officer:

•	an increase in Mr. Owen’s annual base salary from $925,000 to $1,125,000; and

•	an increase in Mr. Owen’s targeted annual incentive opportunity from 100% to 150% of his base salary (with the annual incentive target and any actual incentive payout to be prorated to reflect the portion of the year in each position), with respect to the current fiscal year and based on the achievement of the adjusted EBIT performance target previously established by the Compensation Committee in accordance with the terms of the Company’s annual incentive plan.

The Compensation Committee also determined that a one-time long-term incentive having an approximate value of $6,000,000 will be awarded to Mr. Owen in connection with his promotion to Chief Executive Officer. This long-term incentive will be delivered in non-qualified stock options (the “Option”) to purchase shares of the Company’s common stock at a per share exercise price equal to the closing price of the Company’s common stock on the grant date of the Option, which date shall coincide with the start of Mr. Owen’s term as Chief Executive Officer. The Option will be scheduled to vest ratably in installments of 33 1/3% on each of the third, fourth and fifth anniversaries of the grant date, subject to holding requirements through the fifth anniversary of the grant date.

In addition, in connection with such promotion, on July 11, 2022, the Company entered into an employment agreement with Mr. Owen (the “Employment Agreement”), effective November 1, 2022 (the “Effective Date”), which will supersede and replace his existing employment agreement on the Effective Date pursuant to the terms and conditions of the Employment Agreement. The term of the Employment Agreement will extend from the Effective Date until May 31, 2026, unless earlier terminated in accordance with the provisions of the Employment Agreement. The Employment Agreement is subject to automatic one-year renewal periods; provides for the terms and conditions of his employment as Chief Executive Officer of the Company; commits to annually nominating Mr. Owen to serve on the Board during his term as Chief Executive Officer of the Company; sets forth the material terms of his compensation as Chief Executive Officer of the Company; and contains certain business protections provisions, including non-competition and non-solicitation provisions for two years following his service termination date. The Employment Agreement is attached to this Form 8-K as Exhibit 99.2 and is incorporated by reference as if fully set forth herein.

Pursuant to the Employment Agreement, if Mr. Owen is terminated by the Company without cause (as defined in the Employment Agreement) or if he resigns from the Company for good reason (as defined in the Employment Agreement), he will receive (1) severance benefits of continued base salary payments over 24 months plus a lump sum payment equal to two times his annual target bonus under the Company’s annual bonus program for senior executive officers in respect of the Company’s fiscal year in which the termination date occurs; (2) a lump sum payment, payable at such time as annual bonuses are paid to other senior executives of the Company, of a pro rata portion of the annual bonus, if any, that he would have been entitled to receive for the fiscal year of termination, if such termination had not occurred; (3) a lump sum payment equal to two times the annual contribution that would have been made by the Company for the plan year in which the employment termination occurs for his participation in the Company’s medical, pharmacy, dental and vision benefits programs; and (4) reasonable outplacement services, as determined and provided by the Company, for one year or until other employment is secured, whichever comes first.

The foregoing description of the Employment Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to Exhibit 99.2.

There are no arrangements or understandings between Mr. Owen and any other persons pursuant to which Mr. Owen was selected to become Chief Executive Officer, nor are there any family relationships between Mr. Owen and any of the Company’s directors or other executive officers. Neither Mr. Owen nor any related person of Mr. Owen has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On July 12, 2022, the Company issued a press release regarding certain of the matters discussed in Item 5.02. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference as if fully set forth herein.

The information contained within this Item 7.01, including the information in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired. N/A

(b)	Pro forma financial information. N/A

(c)	Shell company transactions. N/A

(d)	Exhibits. See Exhibit Index to this report.

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release issued July 12, 2022

99.2	Employment Agreement between the Company and Mr. Owen effective November 1, 2022

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2022	DOLLAR GENERAL CORPORATION

	By:	/s/ Rhonda M. Taylor
Rhonda M. Taylor
Executive Vice President and General Counsel

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